As filed with the Securities and Exchange Commission on June 23, 1999. Registration No. 333-69455


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                POST-EFFECTIVE AMENDMENT NO. 1
                         ON FORM S-8
                              TO
                          FORM S-4
                   REGISTRATION STATEMENT

                          UNDER
                 THE SECURITIES ACT OF 1933


                    THE CLOROX COMPANY
      (Exact Name of Registrant as Specified in Its Charter)


Delaware                                          31-0595760
(State or Other Jurisdiction       (I.R.S. Employer Identification No.)
of Incorporation or Organization)


1221 Broadway, Oakland, CA                         94612-1888
(Address of Principal Executive Offices)           (Zip Code)


        First Brands Corporation 1989 Long Term Incentive Plan
      First Brands Corporation 1994 Performance Stock Option and
                        Incentive Plan
   First Brands Corporation Non-Employee Directors Stock Option Plan
                      (Full Title of the Plans)


                      G. C. Sullivan
       Chairman of the Board and Chief Executive Officer
                    The Clorox Company
                       1221 Broadway
                    Oakland, CA  94612-1888
             (Name and Address of Agent For Service)


                      510/271-7000
            (Telephone Number, Including Area Code,
                    of Agent For Service)


                      With a copy to:
                      Peter D. Bewley
      Senior Vice President - General Counsel and Secretary
                     The Clorox Company
                       1221 Broadway
                    Oakland, CA  94612-1888

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-69455, which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of a wholly-owned subsidiary of The Clorox Company (the "Registrant") with and into First Brands Corporation ("First Brands"). In connection with the filing of the Original Registration Statement, 20,394,076 shares of the Registrant's Common
Stock, $1.00 par value per share (the "Common Stock"), were registered with the Securities and Exchange Commission and the applicable filing fee was paid. The number of shares registered pursuant to the Original Registration Statement included (i) those shares of Common Stock expected to be distributed to holders of the common stock of First Brands in connection with the Merger and (ii) 612,484 shares of Common Stock issuable upon exercise of options outstanding under the First Brands 1989 Long Term Incentive Plan, the First Brands 1994 Performance Stock Option and Incentive Plan and the First Brands Non-Employee Directors Stock Option Plan. All of the shares of Common Stock included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement.


Part I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) has or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities
Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The Clorox Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission
(the "SEC").

(a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed with the SEC on September 28, 1998, pursuant to Section 13(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, filed with the SEC on November 12, 1998, pursuant to Section 13(a) of the Exchange
Act.

(c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, filed with the SEC on February 12, 1999, pursuant to Section 13(a) of the Exchange Act.

(d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the SEC on May 14, 1999, pursuant to Section 13(a) of the Exchange Act.

(e) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A, No. 001-07151, filed with the SEC on October 20, 1987, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

Not Applicable.

Item 5.     Interests of Named Experts and Counsel

Not Applicable.

Item 6.     Indemnification of Director and Officers

Section 145(a) of the Delaware General Corporation Law
(the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and,
with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or
suit by or in the right of the corporation to procure a judgment in its favor. . . .  [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

The Registrant's Restated Certificate of Incorporation provides that the Registrant is required to indemnify to the full extent permitted by the DGCL any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person, or the testator or intestate of such person, is or was a director or officer of the Registrant, or served any business as a director or officer at the request of the Registrant. Expenses incurred by a director of the Registrant in defending a civil or criminal action, suit or proceeding by reason of the fact that such person was a director of the Registrant (and not in any other capacity, including if such person was serving at the Registrant's request as a director or officer of another enterprise or corporation) will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized by relevant sections of the DGCL. The Registrant will indemnify officers or directors in connection with a proceeding initiated by them only if such proceeding was authorized by the Registrant's Board of Directors. Any person who is not paid pursuant to the foregoing indemnification provisions 90 days after submitting a written claim to the Registrant may sue to recover such unpaid amounts and, if successful, will be entitled to be paid the expense of prosecuting such claim (except for any such claims as the Registrant is not permitted by law to indemnify, although the burden of proving such defense will be on the Registrant).
Such Restated Certificate of Incorporation also provides that no director will be liable to the Registrant for a breach of fiduciary duty, except (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under
Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.
The Registrant may also maintain insurance at its expense, to protect itself and any director or officer of the Registrant or of another corporation or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss a rising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 9 herein.

Item 7.     Exemption from Registration Claimed

Not Applicable.

Item 8.     Exhibits

Exhibit No.     Description
-----------     -----------
4.1             Restated Certificate of Incorporation of the
                Registrant (incorporated by reference to
                Exhibit 4.1 to the Registrant's Registration
                Statement on Form S-8 (Commission File No. 333-44695)) dated January 22, 1998).

4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended June 30, 1998).

5.1 Opinion of Morrison & Foerster LLP as to the legality of the shares of Common Stock which were previously registered and included on the Registration Statement on Form S-4 (No. 333-69455) (incorporated by reference to Exhibit 5.1 of such Registration Statement on Form S-4).

23.1            Consent of Deloitte & Touche LLP, Independent
                Public Accountants.

23.2            Consent of KPMG LLP, independent public accountants.

23.3 Consent of Morrison & Foerster LLP with respect to the use of its opinion as an exhibit to the Registration Statement on Form S-4 (No. 333-69455) (incorporated by reference to Exhibit 5.1 of such Registration Statement on Form S-4).

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on
                Form S-4 (No. 333-69455)).

Item 9.     Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement, provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. I to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on June 22, 1999.

                          THE CLOROX COMPANY



                 By:     /s/ PETER D. BEWLEY
                         Peter D. Bewley
                         Senior Vice President, General Counsel
                         and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature               Title                        Date
----------------       ----------------------    -----------------

/s/ G. C. SULLIVAN*    Chairman of the Board     June 22, 1999
G. C. Sullivan         and Chief Executive
                       Officer

/s/ D. BOGGAN, JR.*    Director                  June 22, 1999
D. Boggan, Jr.

/s/ J. W. COLLINS*     Director                  June 22, 1999
J. W. Collins

/s/ U. FAIRCHILD*      Director                  June 22, 1999
U. Fairchild

/s/ T. M. FRIEDMAN*    Director                  June 22, 1999
T. M. Friedman

/s/ J. MANCHOT*        Director                  June 22, 1999
J. Manchot

                       Director                  June 22, 1999
R. Matschullat

/s/ K. MORWIND*        Director                  June 22, 1999
K. Morwind

/s/ E. L. SCARFF*      Director                  June 22, 1999
E. L. Scarff

/s/ L. R. SCOTT*       Director                  June 22, 1999
L. R. Scott

/s/ C. A. WOLFE*       Director                  June 22, 1999
C. A. Wolfe

/s/ K. M. ROSE*        Group Vice President -    June 22, 1999
K. M. Rose             Finance and Chief
                       Financial Officer
                       (Principal Financial
                        Officer)

/s/ H. J. SALVO, JR.*  Vice President -          June 22, 1999
H. J. Salvo, Jr.       Controller
                       (Principal Accounting
                        Officer)

By:     */s/ Peter D. Bewley
       Peter D. Bewley
       Attorney-in-fact